Exhibit 10.1

Amendment No. 1 to the Executive Employment Agreement
Between
Dynamics Applications Corp.

A company incorporated under the laws of Delaware having its principal office at 7, Menachem Begin Street, Ramat Gan, Israel 52521
("Dynamic" or the "Company")

And
Asher Zwebner

This Amendment No. 1 to the Executive Employment Agreement, dated October 13, 2009 (this “Amendment”), between Dynamic and Asher Zwebner (the “Executive”).

Whereas, the Executive is currently employed by the Company pursuant to terms and provisions of the Executive Employment Agreement dated October 2008 (the “Agreement”);

Whereas, each of the Company and the Executive agree to amend and supersede certain terms and provisions of the Agreement by entering into this agreement to provide for the term and compensation of the Executive by the Company upon the terms and provisions set forth herein.

1.	Section 3 of the Agreement is hereby amended to extend the Term to October 31, 2010.

2.	Section 4 is hereby deleted in its entirety and replaced with the following:

      The Executive shall be entitled to 500,000 shares of common stock of the Company (the "Shares") as full and complete consideration for his services to the Company, subject to the entitlement to such Shares pursuant to the terms and conditions of the Notice of Restricted Stock Award and Restricted Stock Agreement attached hereto as Exhibit 1. Said Shares shall be subject to a one-year lock-up from the date of issuance as provided in Section 3.1 of such Restricted Stock Agreement and subject to other applicable restrictions under applicable securities laws and regulations.

3.	Section 6 is hereby deleted in its entirety and replaced with the following:

Termination of Employment. At any time and with or without any reason, either the Company or the Executive can terminate this Agreement, provided that the party terminating employment provides the other party no less than 30 days’ prior written notice.  Following termination of the Executive’s employment, the Executive shall reasonably cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company.  The Executive shall also reasonably cooperate in the defense of any action brought by any third party against the Company that relates in any way to the Executive’s acts or omissions while employed by the Company, provided that any such cooperation shall be at the reasonable expense of the Company and at a rate of remuneration to be mutually agreed upon by the parties.

4.	Other than as expressly provided for herein and Exhibit 1 hereto, all the other terms and provisions of the Agreement shall remain in full force and effect.

In witness whereof, the parties hereto have signed this Amendment as of the day, month and year first written above.

COMPANY:	EXECUTIVE:

DYNAMICS APPLICATION CORP.

By: /s/ Ori Goore	/s/ Asher Zwebner
Name:Ori Goore	Asher Zwebner
Title:Chief Executive Officer

EXHIBIT 1

DYNAMIC APPLICATIONS CORP.

NOTICE OF RESTRICTED STOCK AWARD

You have been granted restricted Common Stock, par value US $0.0001 each (the “Stock”), of Dynamic Applications Corp. (the “Company”). The terms and conditions attached hereto under the Restricted Stock Agreement are also a part hereof.

Name of Grantee (the “Grantee”):	Asher Zwebner

Date of Grant:	October 13, 2009 (Closing Date)

Total Number of Stock granted (“Restricted Stock”)	500,000

Purchase Price	US $0.00

Vesting Commencement Date:	October 13, 2009

Vesting Schedule (Release from Repurchase Option)
Subject to the provisions of the Restricted Stock Agreement attached hereto, the Restricted Stock will vest on a monthly basis during the 12 months following the date hereof, such that 8.33% of the Restricted Stock shall vest and be released from the Company’s Repurchase Option at the lapse of each month of continued employment subsequently thereafter (beginning with the lapse of October 2009).

- Signature Page to Follow -

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Plan. By your signature below and the signature of the Company’s authorized representative below, you and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A and made an integral part of this Notice. While certain terms and conditions are included in this Notice, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan, and therefore, you are urged to review  the entire Plan and make yourself familiar with the terms and conditions of the Plan. The Grantee, by its signature below, hereby confirms that he/she has had an adequate opportunity to review the terms of the option grant, including, the Plan, this Notice, the Trust Agreement and any other documents ancillary thereto and, if she/he so desires, to seek advice of legal counsel.

To the extent a 102 Option Award is designated above, you declare and acknowledge: (i) that you fully understand that Section 102 of the Israeli Income Tax Ordinance and the rules and regulations enacted thereunder apply to the Restricted Stock specified in this Notice and to you, and (ii) that you understand the provisions of Section 102, the tax track chosen and the implications thereof. With respect to Restricted Stock granted under Section 102, the terms of such Restricted Stock shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, as well as the requirements of the Israeli Income Tax Commissioner. The grant of Restricted Stock is conditioned upon the Grantee signing all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement.  To the extent applicable, a copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan, the terms and provisions of this Notice letter shall prevail.

Grantee		Dynamic Applications Corp.
/s/ Asher Zwebner			/s/ Ori Goore
		By:	Ori Goore
Printed name	Asher Zwebner	Title:	Chief Executive Officer
Date:	October 13, 2009	Date:	October 13, 2009

DYNAMIC APPLICATIONS CORP. (THE “COMPANY”)

RESTRICTED STOCK AGREEMENT

1.	GRANT OF RESTRICTED STOCK

1.1.
Restricted Stock. On the terms and conditions set forth in the Notice of Restricted Stock Award attached hereto (the “Notice of Restricted Stock Award”) and this Restricted Stock Agreement, the Company grants to the Grantee, on the Date of Grant the number of Restricted Stock set forth in the Notice of Restricted Stock Award.

2.	REPURCHASE OPTION

2.1.
In the event that Grantee’s employment is terminated or ceases to be employed with the Company or an affiliate of any of the foregoing (collectively a “Service Provider”) then, upon the effective date of such termination or cessation of employment the Company shall have the right, but not the obligation (the “Repurchase Option”), for a period of ninety (90) days from such date, to repurchase any Restricted Stock which have not yet been released from the Repurchase Option as of the effective date of such termination (the “Unreleased Stock) at no cost.  The Repurchase Option shall be exercised by the Company by delivering written notice to the Grantee during the period specified above or, in the event of the Grantee's death, to the Grantee's executor. Upon delivery of such notice the Company shall become the legal and beneficial owner of the Unreleased Stock being repurchased and all rights and interests and obligations therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Stock being repurchased by the Company.

2.2.
The Company in its sole discretion may designate and assign one or more employees, officers, directors to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unreleased Stock.

3.	TRANSFER OR ASSIGNMENT OF STOCK

3.1.
The Restricted Stock and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) for 12 months after the Closing Date, or October 13, 2010, notwithstanding the fact that the Restricted Stock have been released from the Repurchase Option, and shall not be subject to sale under execution, attachment, levy or similar process, other than by will or by the laws of descent.

3.2.
The Grantee hereby agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.	VESTING

4.1.
The Restricted Stock shall vest in installments, as set forth in the Notice of Restricted Stock Award. No Unreleased Stock shall become vested and released from the Company’s Repurchase Option after your service as a Service Provider of the Company ceases or terminates.

5.	RESTRICTIONS ON TRANSFER

5.1.
Securities Law Restrictions. Regardless of whether the offering and sale of Restricted Stock under the Plan have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Restricted Stock (including the placement of appropriate legends on Stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

5.2.	Investment Intent at Grant. The Grantee represents and agrees that the Restricted Stock will be held for his/her own account for investment, and not with a view to the sale or distribution thereof.

5.3.
The Grantee shall not dispose of any Restricted Stock in transactions that, in the opinion of counsel to the Company, violate the Securities Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws, including the securities laws of the State of Israel.

5.4.
If any Restricted Stock shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Restricted Stock shall be made by the Grantee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the Securities Act.

5.5.
Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Unreleased Stock, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

5.6.	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 5 shall be conclusive and binding on the Grantee and all other persons.

6.	TAXES; INDEMNIFICATION

6.1.
Any tax consequences arising from the grant of Restricted Stock, from the payment for Restricted Stock covered thereby, from the sale of the Restricted Stock or the expiration of the Restricted Period or from any other event or act (of the Company and/or its Subsidiaries and/or the Grantee) (each a “Tax Event”), hereunder, shall be borne solely by the Grantee.  The Company and/or its Subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

6.2.	The receipt of this Restricted Stock may result in tax consequences. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THE RESTRICTED STOCK.

7.	MISCELLANEOUS PROVISIONS

7.1.
Rights as a Stockholder. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Stock, including the right to receive dividends with respect to such Restricted Stock and to vote such Restricted Stock.

7.2.
No Retention Rights. NOTHING IN THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT TO CONTINUE IN EMPLOYMENT OR IN DIRECTOR, OFFICE HOLDER, SERVICE PROVIDER OR CONSULTANT RELATIONSHIP FOR ANY PERIOD OF SPECIFIC DURATION OR INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF THE COMPANY (OR ANY SUBSIDIARY EMPLOYING OR RETAINING THE GRANTEE) OR OF THE GRANTEE, WHICH RIGHTS ARE HEREBY EXPRESSLY RESERVED BY EACH, TO TERMINATE HIS OR HER SERVICE AT ANY TIME FOR ANY REASON, WITH OR WITHOUT CAUSE.

7.3.
Notice. Any notice required by the terms of this Restricted Stock Agreement shall be given in writing and shall be deemed effective given the earlier of (i) when received, (ii) when delivered personally, (iii) 1 business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) 1 business day after being deposited with an overnight courier service or (v) 4 days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

7.4.
Entire Agreement. The Notice of Restricted Stock Award, this Restricted Stock Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether expressed or implied), which relate to the subject matter hereof.

7.5.
Choice of Law. This Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such State, except that any matters concerning the applicable tax regime shall be governed by the applicable tax laws.

7.6.	Amendment. This Restricted Stock Agreement shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by written instrument executed by both parties.

7.7.
Invalidity. If any provision of this Restricted Stock Agreement and/or the Plan attached hereto shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudicate is made. In addition, if any particular provision contained in this Restricted Stock Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

7.8.
Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.  Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Grantee and his heirs, executors, administrators, successors and assigns.

7.9.	Assignment. The rights granted to the Grantee under this Agreement are not assignable by the Grantee, except to its Permitted Transferees (as defined in the Stockholders Agreement).